UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TREVENA, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-1469215
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Trevena, Inc.

955 Chesterbrook Blvd., Suite 200

Chesterbrook, Pennsylvania 19087

(Address of Principal Executive Offices) (Zip Code)

2013 Equity Incentive Plan

(Full title of the plan)

Maxine Gowen, Ph.D.

President and Chief Executive Officer

Trevena, Inc.

955 Chesterbrook Blvd., Suite 200

Chesterbrook, Pennsylvania 19087

(Name, and Address of Agent For Service)

(610) 354-8840

(Telephone number, including area code, of agent for service)

Copies to:

Brent B. Siler, Esq. Derek O. Colla, Esq. Cooley LLP 1299 Pennsylvania Ave., NW, Suite 700 Washington, DC 20004 Telephone: (703) 456-8000 Fax: (703) 456-8100	John M. Limongelli, Esq. SVP, General Counsel & Chief Administrative Officer Trevena, Inc. 955 Chesterbrook Blvd., Suite 200 Chesterbrook, PA 19087 (610) 354-8840

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
		(Do not check if a smaller reporting company)	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	2,492,431 shares	$1.74	$4,336,829.94	$539.94

(1)         Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the Registrant’s 2013 Equity Incentive Plan, as amended (the “2013 EIP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.

(2)         Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) promulgated under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are calculated using the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Global Select Market on January 2, 2018.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 2,492,431 shares of the Registrant’s Common Stock to be issued pursuant to the pursuant to the annual automatic increase provision set forth in Section 3(a) of the Registrant’s 2013 Equity Incentive Plan, as amended.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT ON FORM S-8

The contents of the Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission on February 4, 2014 (File No. 333-191735), May 14, 2014 (File No. 333-195957), January 23, 2015 (File No. 333-201672), January 11, 2016 (333-208948), and January 4, 2017 (333-215421) are incorporated by reference herein.

EXHIBITS

Exhibit Number

3.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on February 5, 2014)

3.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on February 5, 2014)

4.1

Specimen stock certificate evidencing shares of Common Stock of the Registrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333- 191643), originally filed with the SEC on October 9, 2013)

5.1#	Opinion of Cooley LLP

23.1#	Consent of Independent Registered Public Accounting Firm

23.2#	Consent of Cooley LLP (included in Exhibit 5.1)

24.1#	Power of Attorney (included on the signature page of this Form S-8)

99.1	2013 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8, filed with the SEC on May 14, 2014)

#                                         Filed herewith.

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EXHIBIT INDEX

Exhibit Number

5.1	Opinion of Cooley LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Cooley LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this Form S-8)

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on January 8, 2018.

TREVENA, INC.

By:	/s/ John M. Limongelli
John M. Limongelli
Sr. Vice President, General Counsel & Chief Administrative Officer

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints MAXINE GOWEN, PH.D. and JOHN M. LIMONGELLI, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Maxine Gowen, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	January 8, 2018
Maxine Gowen, Ph.D.

/s/ Roberto Cuca	Sr. Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 8, 2018
Roberto Cuca

/s/ Leon O. Moulder, Jr.	Chairman of the Board of Directors	January 8, 2018
Leon O. Moulder, Jr.

/s/ Michael R. Dougherty	Director	January 8, 2018
Michael R. Dougherty

/s/ Adam M. Koppel, M.D., Ph.D.	Director	January 8, 2018
Adam M. Koppel, M.D., Ph.D.

/s/ Julie H. McHugh	Director	January 8, 2018
Julie H. McHugh

/s/ Jake R. Nunn	Director	January 8, 2018
Jake R. Nunn

/s/ Anne M. Phillips, M.D.	Director	January 8, 2018
Anne M. Phillips, M.D.

/s/ Barbara Yanni	Director	January 8, 2018
Barbara Yanni

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